UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2011

IDLE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-156069	26-2818699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 Centre Avenue, Leesport, PA	19533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 671-2241

Copies of Communications to:

Stoecklein Law Group

Emerald Plaza

402 West Broadway, Suite 690

San Diego, CA 92101

(619) 704-1310

Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Officer

On September 7, 2011, the Board of Directors appointed Mr. Raphael P. Haddock to serve as the Registrant’s Chief Operating Officer.

RAPHAEL P. HADDOCK, age 42, brings significant operational expertise due to his experience as an executive. Between 2009 and 2011, Mr. Haddock served as Managing Director of the advisory business of Hudson Square Research, an institutional equity research boutique focused on TMT and the consumer section. Between 2005 and 2009, Mr. Haddock was a partner with Lenox Hill Partners, LLC, a New York based private equity consulting firm, focused on turnarounds, structured debt, and financing.

On September 7, 2011, the Registrant entered into an Employment Agreement with Mr. Haddock, wherein Mr. Haddock agreed to serve as Chief Operating Officer. The term of the agreement is for six months commencing on August 8, 2011 and will expire on January 8, 2012. The Registrant agreed to compensate Mr. Haddock with a base salary of $90,000 for the term of the agreement in bi-weekly increments of $7,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

By: /S/ Marcus Frasier
Marcus Frasier, Chief Executive Officer

Date: September 14, 2011